UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

KOFFEE KORNER INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Penn Street, Washington Boro, Pennsylvania 17582
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 215-9872

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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ITEM 7.01.	REGULATION FD DISCLOSURE.

On December 16, 2013, we issued the press release attached hereto as Exhibit 99.1 announcing that we expect to issue and sell shares of our common stock to certain investors on the closing date of the proposed merger of our wholly-owned subsidiary, Cardax Acquisition, Inc., with and into Cardax Pharma, Inc., as contemplated by the merger agreement, which was filed as an exhibit to the Current Report on Form 8-K as filed by the Company on November 29, 2013. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2013

KOFFEE KORNER, INC.

By:	/s/ Austin Kibler
Austin Kibler
Chief Executive Officer

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